     As filed with the Securities and Exchange Commission on May 14, 1999
                                                          Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________

                            STERLING SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                        300 CRESCENT COURT, SUITE 1200
                             Dallas, Texas  75201
                                (214) 981-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

      DELAWARE                                         75-1873956
(State of incorporation)                               (I.R.S. Employer
                                                       Identification Number)

            STERLING SOFTWARE, INC. 1999 EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plan)

                          DON J. MCDERMETT, JR., ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                            STERLING SOFTWARE, INC.
                        300 CRESCENT COURT, SUITE 1200
                             DALLAS, TEXAS  75201
                                (214) 981-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               _________________


                                    CALCULATION  OF  REGISTRATION  FEE
=============================================================================================================================
Title of                                                   Amount          Proposed          Proposed          Amount of
Securities to                                              to be           Maximum           Maximum         Registration
be Registered                                           Registered (2)     Offering          Aggregate            Fee
                                                                           Price per         Offering
                                                                           Share (3)         Price (3)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share  (1)........  4,000,000 shares     $19.9375          $79,750,000     $24,167

=============================================================================================================================

     (1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.10 per share, of Sterling Software, Inc. ("Sterling Software").
     (2) Represents the number of shares of common stock, par value $0.10 per share, of Sterling Software ("Common Stock") issuable upon the exercise of options granted pursuant to the Sterling Software, Inc. 1999 Employee Stock Option Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), there are registered hereunder such indeterminate number of additional shares as may become issuable upon the exercise of Options as a result of the antidilution provisions contained in the Plan.
     (3) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act upon the basis of the average high and low prices of shares of the Common Stock of the Registrant on the Composite Tape of the New York Stock Exchange, Inc. on May 10, 1999.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Sterling Software with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the Commission on January 27, 1999;

     (b)  Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

     (c)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (d) Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders of Sterling Software held on March 31, 1999; and

     (e) Registration Statement on Form 8-A/A filed with the Commission on May 27, 1998.

In addition, all documents hereafter filed by Sterling Software pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable (securities to be offered are registered under Section 12 of the Exchange Act).

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sterling Software is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") allows the indemnification of officers and directors of a corporation against liabilities and expenses arising out of actions brought by a third party, provided that the Board of Directors determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal matter, had no reasonable cause to believe his or her conduct was unlawful. Such law also permits indemnification against expenses in actions brought by or in right of a corporation if the standards of conduct required for indemnification in third party actions are met, and either (1) such person was not adjudged liable to the corporation, or
(2) the Delaware Chancery Court or other court in which the action was brought determines that such person is fairly and reasonably entitled to be indemnified. Indemnification provided pursuant to Section 145 is not exclusive, and a corporation is empowered to purchase and maintain insurance on behalf of any person who is or was an officer or director of another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under such section. Sterling Software's Bylaws (the "Bylaws") provide that Sterling Software shall indemnify its directors to the fullest extent permitted by the DGCL, and that Sterling Software may, if and to the extent authorized by Sterling Software's Board of Directors, indemnify its officers and any other person whom it had the power to indemnify against any liability, expense or other matter.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Sterling Software's Certificate of Incorporation (the "Certificate of Incorporation") provides that to the fullest extent permitted by the DGCL, directors of Sterling Software shall not be liable to Sterling Software or its stockholders for monetary damages for breach of their fiduciary duties as directors.

     As authorized by the Certificate of Incorporation, Sterling Software has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by Sterling Software of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by Sterling Software's Board of Directors, of trusts or other funding mechanisms to fund Sterling Software's indemnification obligations thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

     4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference, SEC File No. 99617213)

     4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference, SEC File No. 98632257)

     4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference, SEC File No. S766400)

     4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference, SEC File No. 96682898)

     4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference, SEC File No. 98587026)

     5.1  Opinion of General Counsel

     23.1 Consent of General Counsel (included in Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP

     24.1 Power of Attorney

ITEM 9.   UNDERTAKINGS

          A.  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 14, 1999.

                        STERLING SOFTWARE, INC.

                        By:           /s/ Don J. McDermett, Jr.
                           ----------------------------------------------------
                                          Don J. McDermett, Jr.
                           Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 14, 1999.

              Signatures                                         Title
                 *                                Chief Executive Officer and President; Director
_______________________________________
        Sterling L. Williams                             (Principal Executive Officer)


                 *                                 Senior Vice President and Chief Financial Officer
_______________________________________
            R. Logan Wray                            (Principal Financial and Accounting Officer)


                *                                          Chairman of the Board; Director
_______________________________________
             Sam Wyly

                *                                       Vice Chairman of the Board; Director
_______________________________________
        Charles J. Wyly, Jr.

                *                                                    Director
_______________________________________
          Evan A. Wyly

                *                                                    Director
_______________________________________
        Phillip A. Moore

                *                                                    Director
_______________________________________
        Michael C. French

                *                                                    Director
_______________________________________
         Donald R. Miller

                *                                                    Director
_______________________________________
         Robert J. Donachie

                *                                                    Director
_______________________________________
           Alan W. Steelman

*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                              By:          /s/ Don J. McDermett, Jr.
                                  ------------------------------------------
                                             Don J. McDermett, Jr.
                                               Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------

   4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference, SEC File No. 99617213)

   4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference, SEC File No. 98632257)

   4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference, SEC File No. S766400)

   4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference, SEC File No. 96682898)

   4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference, SEC File No. 98587026)

   5.1         Opinion of General Counsel

  23.1         Consent of General Counsel (included in Exhibit 5.1)

  23.2         Consent of Ernst & Young LLP

  24.1         Power of Attorney